Exhibit 10.1

AGREEMENT

THIS AGREEMENT is made as of June 27, 2010 by and among the following parties (individually a “Party” and collectively the “Parties”):

(1)           Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”); and

(2)           Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein, Goldstein Group, Inc., an Iowa corporation, B.I.J.R.R. Isle, Inc., a Missouri corporation, B.I. Isle Partnership, L.P., a Missouri limited partnership, Rob Isle Partnership, L.P., a Missouri limited partnership, Rich Isle Partnership, L.P., a Missouri limited partnership, Jeff Isle Partnership, L.P., a Missouri limited partnership, I.G. Isle Partnership, L.P., a Missouri limited partnership, The Robert S. Goldstein 2008 Irrevocable Trust, a trust formed under the laws of the State of Missouri, Nathan Millan and Joshua Millan (collectively, the “Goldstein Family Group”).

Capitalized terms used herein but not otherwise defined shall have the meaning set forth in Article 1 of this Agreement.

RECITALS

WHEREAS, as of the date of this Agreement, the Goldstein Family Group Beneficially Owns, and has the right to vote, 16,241,486 shares of the Company’s common stock, par value $.01 per share (the “Company Common Stock”), representing 50.10% of the outstanding Company Common Stock on the date hereof;

WHEREAS, on April 30, 2010, the Company received a letter from counsel to the Goldstein Family Group requesting that the Company give appropriate consideration to the effects of possible future issuances of common stock on the Goldstein Family Group’s interests;

WHEREAS, the Board of Directors of the Company (the “Board”) created a special committee of the Board of Directors (the “Special Committee”), composed entirely of independent, non-interested directors, to consider, with the assistance of independent legal and financial advisors, the effects of possible future issuances of common stock on the Goldstein Family Group’s interests; and

WHEREAS, the Company and the Goldstein Family Group have agreed that it is in their mutual interests to enter into this Agreement, pursuant to which, among other things (i)  the Board has agreed to recommend that the Company’s stockholders adopt, and submit to the Company’s stockholders for their consideration, approval and adoption, certain amendments to the Company’s Certificate of Incorporation in substantially the form set forth in Exhibit A hereto (the “Charter Amendments”), (ii) the Board has agreed to approve and adopt all necessary amendments to the By-Laws to be consistent with the terms of this Agreement and the Charter Amendments, and (iii) the Company has agreed to nominate certain members of Goldstein Family Group for election to the Board.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1.            In addition to the other definitions contained elsewhere in this Agreement, the following terms shall have the meanings specified below for the purposes hereof:

(a)           “Affiliate” has the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act.

(b)           “By-Laws” means the by-laws of the Company, as the same may be amended from time to time.

(c)           “Certificate of Incorporation” means the certificate of incorporation of the Company, as may the same may be amended from time to time.

(d)           “Beneficial Owner” and “Beneficially Own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided, however, that for purposes of this Agreement, any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Voting Securities, regardless of the time period during, or the time at which, it may be exercised, and regardless of the consideration paid, shall be deemed to give the holder thereof beneficial ownership of the Voting Securities to which it relates.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC under such statute.

(f)            “GFIL” means GFIL Holdings, LLC, a Delaware limited liability company, or a similarly named limited liability company formed by the Goldstein Family Group prior to the effective date of the Charter Amendments (it being understood that, upon formation, GFIL will be 100% owned and controlled by the Goldstein Family Group).

(g)           “Nomination Expiration Date” means the earlier to occur of:  (1) the tenth anniversary of the date of this Agreement; and (2) such time as the sum of (i) and (ii) below do not equal in the aggregate at least 22.5% of the then outstanding shares of Company Common Stock, not including any shares of the Company’s Class B Common Stock or shares of Common Stock issued upon conversion of any preferred stock :

(i) the total number of Physical Shares of Company Common Stock directly owned by members of the Goldstein Family Group in the aggregate; and

(ii) the total number of Physical Shares of Company Common Stock owned by GFIL multiplied by a fraction, the numerator of which is equal to the total number of

Physical Shares of the membership interests of GFIL directly owned by members of the Goldstein Family Group and the denominator of which is equal to the then total outstanding membership interests of GFIL.

For example, if GFIL owns Physical Shares of Company Common Stock equal to 45% of the then outstanding shares of Company Common Stock and members of the Goldstein Family Group own in the aggregate Physical Shares of membership interests of GFIL equal to 50% of the then outstanding membership interests of GFIL, the Goldstein Family Group is deemed to own Physical Shares of Company Common Stock equal to 22.5% of the then outstanding shares of Company Common Stock.

(h)           “Person” means a natural person or any legal, commercial or governmental entity, including, but not limited to, a corporation, partnership, joint venture, trust, limited liability company, group acting in concert or any person acting in a representative capacity.

(i)            “Physical Shares” means shares, units or interests of a corporation or other entity (such as a limited liability company, limited partnership or trust) Beneficially Owned by any Person as to which such Person directly or indirectly has voting and investment power and which are held either of record by such Person or through a broker, dealer, agent, custodian or other nominee who is the holder of record of such shares.  For the avoidance of doubt, it is understood that (i) “Physical Shares” shall not include shares Beneficially Owned by any Person solely as a result of the operation of (x) the proviso in Section 1.1(d) hereof or (y) Rule 13d-3(d)(1)(i)(A)-(B) promulgated under the Exchange Act, and (ii) the fact that shares are held in a margin account or are pledged as collateral pursuant to customary loan documentation shall not prevent such shares from being considered Physical Shares unless and until such shares are liquidated pursuant to a margin call or otherwise foreclosed upon by the applicable broker, lender or other third party.

(j)            “Public Offering” means a firm commitment underwritten offering of shares of common stock of the Company registered under the Securities Act of 1933, as amended, resulting in net proceeds to the Company of at least $25 million.

(k)           “SEC” means the United States Securities and Exchange Commission.

(l)            “Voting Securities” means any securities of the Company entitled, or which may be entitled, to vote in the election of directors, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or other contingencies.

ARTICLE 2

CERTAIN REPRESENTATIONS AND WARRANTIES

Section 2.1.            Representations and Warranties of the Company.  The Company represents and warrants to each member of the Goldstein Family Group as follows.

(a)           The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           None of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) violates any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any governmental entity, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any governmental entity would not, individually or in the aggregate, materially impair the ability of the Company to perform this Agreement.

Section 2.2.            Representations and Warranties of the Goldstein Family Group.  Each member of the Goldstein Family Group represents and warrants to the Company as follows.

(a)           As of the date hereof, the Goldstein Family Group has Beneficial Ownership of the Voting Securities set forth on Schedule A to this Agreement.  As of the date hereof, none of the Goldstein Family Group Beneficially Owns any Voting Securities other the Voting Securities set forth on Schedule A.  As of the date of this Agreement, all of the equity interests in and all of the beneficial interests in each entity in the Goldstein Family Group that is not a natural person are Beneficially Owned by Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein and/or the spouse, child (including a person legally adopted before the age of five), or grandchild of any of Mr. Bernard Goldstein (deceased), Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein.

(b)           Each member of the Goldstein Family Group has the requisite power to agree to all of the matters set forth in this Agreement with respect to the Company Common Stock it Beneficially Owns, and has the full authority to vote, transfer and hold all the Company Common Stock it Beneficially Owns, with no limitations, qualifications or restrictions on such power, subject to applicable securities laws, applicable employee benefit plans of the Company and the terms of this Agreement.

(c)           Each member of the Goldstein Family Group has the legal capacity and authority to enter into this Agreement and to perform all of its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by each member of the Goldstein Family Group and constitutes a valid and binding agreement of each member of the Goldstein Family Group, enforceable against each member of the Goldstein Family Group in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d)           None of the execution and delivery of this Agreement by any member of the Goldstein Family Group, the consummation by any member of the Goldstein Family Group of any of the transactions contemplated hereby or compliance by any member of the Goldstein Family Group with any of the provisions hereof (i) conflicts with, or results in any breach of, any organizational documents applicable to any member of the Goldstein Family Group, (ii) violates any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to any member of the Goldstein Family Group or any member’s properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any governmental entity, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any governmental entity would not, individually or in the aggregate, materially impair the ability of any member of the Goldstein Family Group to perform this Agreement.

(e)           Except as permitted by this Agreement, the shares of Company Common Stock currently held by the Goldstein Family Group are free and clear of all liens, proxies, powers of attorney, voting trusts and voting agreements and arrangements (collectively, “liens”), except for any such liens arising hereunder, under any applicable employee benefit plans of the Company, or under applicable federal and state securities laws and/or liens that are not material to performance of any of the obligations of the Goldstein Family Group under this Agreement.

(f)            Each member of the Goldstein Family Group has consulted with counsel of its choice in connection with its decision to enter into and be bound by this Agreement or waived its right to so consult.

ARTICLE 3

ACTIONS BY THE PARTIES

Section 3.1.            Governance Amendments.  The Company shall (i) immediately following the execution of an underwriting agreement for a Public Offering (the “Underwriting Agreement”), submit for approval by the Company’s stockholders by written consent in lieu of a meeting, the Charter Amendments and (ii) use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to effect the Charter Amendments, including, without limitation, the preparation and dissemination of a proxy statement or information statement to the Company’s stockholders and the filing of such document with the SEC, the preparation and filing with the State of Delaware of an amendment to the Certificate of Incorporation and the adoption of all necessary amendments to the By-Laws to be consistent with the terms of this Agreement and the Charter Amendments (including, without limitation, the amendments set forth on Exhibit B) (the “By-Law Amendments”); provided, however, if the Underwriting Agreement is not executed on or prior to July 23, 2010 (or such later date as may be mutually agreed to by the Company and the Goldstein Family Group) (the “Abandonment Date”), the Company shall abandon efforts to effect the Charter Amendments and the By-Law Amendments and shall take all steps necessary to effect such abandonment (an “Abandonment”).  Not less than one business day prior to the dissemination to stockholders or filing with the SEC of any proxy statement or information statement with respect to the matters set forth herein, the Company shall furnish copies of such documents to the Goldstein Family Group and its counsel for their review and comment.

Section 3.2.            Actions by the Goldstein Family Group.

(a)           Each member of the Goldstein Family Group who is a director of the Company shall vote to adopt the Charter Amendments at the board of directors meeting at which they are considered or by written consent.  Each member of the Goldstein Family Group shall, effective immediately following the execution of the Underwriting Agreement and, without the consent of the Company, no later and no earlier than that time,  execute and duly deliver in accordance with applicable law the written consent attached hereto as Exhibit C in order to approve the Charter Amendments and shall not withdraw that action by consent without the consent of the Company.  In the case of an Abandonment, each member of the Goldstein Family Group shall take all steps reasonably requested by the Company to effect the Abandonment.

(b)           Each member of the Goldstein Family Group shall take all actions reasonably requested by the Company to support the Company’s efforts to raise capital through the issuance of additional shares of Company Common Stock.

(c)           At all times until the Nomination Expiration Date, all of the equity interests in and all of the beneficial interests in each entity in the Goldstein Family Group that is not a natural person (other than GFIL) will be Beneficially Owned by Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein and/or the spouse, child (including any personal legally adopted before the age of five), or grandchild of any of Mr. Bernard Goldstein, Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein.

Section 3.3.            Director Nominations.

(a)           Effective upon the filing with the Secretary of State of the Charter Amendments, Messrs. Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein (collectively, the “Goldstein Directors”) shall be appointed to Classes I, II and III of the Board, respectively.

(b)           Prior to the Nomination Expiration Date, upon each subsequent election of the class of directors to which each of the Goldstein Directors is appointed pursuant to Section 3.3(a), the Company shall take all action reasonably necessary for the Board to nominate and recommend for election as a director of the Company each of the Goldstein Directors, subject to each Goldstein Director satisfying and continuing to satisfy applicable Nasdaq requirements and other applicable law.

(c)           Prior to the Nomination Expiration Date, in the event that any of the Goldstein Directors dies or becomes legally incapacitated, the Company shall take all action reasonably necessary to nominate for election as a director of the Company any descendant of Bernard Goldstein (including a person legally adopted before the age of five) who is suitable to serve as a director of the Company pursuant to applicable Nasdaq requirements and other applicable law and designated by the remaining Goldstein Directors who then are competent; provided, however, that if the Company’s Board reasonably objects to such designee another descendant reasonably acceptable to the Board may be so designated by the remaining qualified Goldstein Directors.  For the avoidance of doubt, the Company may at any time or from time to time increase or decrease the size of the Board and/or change its composition, provided that such increase or decrease may not affect the tenure of any Goldstein Director or any director nominated pursuant to this subsection (c) or any of the Company’s obligations under this Section 3.3.

(d)           Prior to the Nomination Expiration Date, the Company shall schedule and hold its annual shareholders meeting with respect to the election of directors in accordance with its past practices and shall not delay its annual shareholder meetings in a manner which deprives the Goldstein Family Group of the benefits of this Section 3.3. Nothing herein shall prevent the Company from changing its fiscal year end if deemed advisable by the Company’s Board.

(e)           It is understood and agreed that this Section 3.3 shall, without any further action of any party, automatically terminate and be of no further force and effect immediately upon the occurrence of an Abandonment.

Section 3.4.            Future Share Acquisitions.  Nothing in this Agreement shall be deemed to restrict the ability of the Goldstein Family Group or any member of the Goldstein Family Group to acquire additional shares of Company Common Stock or the ability of the Board to act in a manner consistent with its fiduciary duties and in the best interest of all the Company’s stockholders with respect to acquisitions of Company Common Stock by any Person.  It is understood and agreed that this Section 3.4 shall, without any further action of any party, automatically terminate and be of no further force and effect immediately upon the occurrence of an Abandonment.

ARTICLE 4

MISCELLANEOUS

Section 4.1.            Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to its subject matter and supersedes any and all prior representations, agreements or understandings, whether written or oral, between or among any of them with respect to such subject matter.  This Agreement may be amended only by a written agreement duly executed by the Parties. During any period in which the Company has a class of equity securities listed on a national securities exchange, any material amendment to this Agreement must be approved by a majority of the independent, non-interested directors of the Company, or a special committee of the board of directors of the Company comprised solely of independent, non-interested directors.

Section 4.2.            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Isle of Capri Casinos, Inc.
600 Emerson Drive, Suite 300
St. Louis, Missouri 63141
Facsimile: (314) 813-9467
Attention: Chief Executive Officer

with a copy to:

Isle of Capri Casinos, Inc.
600 Emerson Drive, Suite 300
St. Louis, Missouri 63141
Facsimile: (314) 813-9481
Attention: General Counsel

If to the Goldstein Family Group:

Robert S. Goldstein
700 Office Parkway
St. Louis, Missouri 63141
Facsimile:  (314) 872-2461
Attention:  Robert S. Goldstein

with a copy to:

Robert G. Ellis
2117 State St.
Bettendorf, Iowa 52722
Facsimile:  (563) 344-5317
Attention:  Robert G. Ellis

and

Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
Facsimile:  (314) 552-7072
Attention:  Thomas A. Litz, Esq.

Section 4.3.            Governing Law and Venue; Submission to Jurisdiction.  This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws.  Each party irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware (the “Chosen Court”), for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party agrees to commence any action, suit or proceeding relating hereto in the Chosen Court.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in such Chosen Court that any such action, suit or proceeding brought in such Chosen Court has been brought in an inconvenient forum.  Each party further irrevocably consents to and grants the Chosen Court jurisdiction over the person of such parties and, to the extent legally effective, over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.2 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.  The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

Section 4.4.            Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.5.            Specific Performance.  Each of the members of the Goldstein Family Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of the Goldstein Family Group or any of them, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

Section 4.6.            Assignment.  This Agreement may not be assigned by any Party without the prior written consent of the other Parties.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the Parties.  This Agreement shall confer no rights or benefits upon any Person other than the Parties.

Section 4.7.            Waiver.  Any waiver by any Party of a breach of any provision of this Agreement shall not be deemed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.

Section 4.8.            Counterparts.  This Agreement may be executed in one or more counterparts, and by facsimile or .pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 4.9.            Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been executed by each of the Parties, through their respective duly authorized representative, as of the date first above written.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Title: SVP, General Counsel and Secretary

GOLDSTEIN GROUP, INC.

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

B.I.J.R.R. ISLE, INC.

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

B.I. ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. ISLE, INC., ITS SOLE GENERAL PARTNER

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

ROB ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. ISLE, INC., ITS SOLE GENERAL PARTNER

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

RICH ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. ISLE, INC., ITS SOLE GENERAL PARTNER

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

JEFF ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. ISLE, INC., ITS SOLE GENERAL PARTNER

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

I.G. ISLE PARTNERSHIP, L.P.
By: B.I.J.R.R. ISLE, INC., ITS SOLE GENERAL PARTNER

By:	/s/ Robert S. Goldstein
Name: Robert S. Goldstein
Title: Co-Chairman

ROBERT S. GOLDSTEIN 2008 IRREVOCABLE TRUST

By:	/s/ Marc Goldstein
Name: Marc Goldstein
Title: Trustee

/s/ Jeffrey D. Goldstein
JEFFREY D. GOLDSTEIN

/s/ Robert S. Goldstein
ROBERT S. GOLDSTEIN

/s/ Richard A. Goldstein
RICHARD A. GOLDSTEIN

/s/ Joshua Millan
JOSHUA MILLAN

/s/ Nathan Millan
NATHAN MILLAN

Schedule A

Goldstein Family Group Beneficial Ownership of the Voting Securities

Record Owner/Account Name	Number of Shares
BI Isle Partnership, L.P.	4,502,625
Goldstein Group, Inc.	2,898,243
Jeff Isle Partnership, L.P.	1,400,000
Rob Isle Partnership, L.P.	1,400,000
Rich Isle Partnership, L.P.	1,400,000
Jeffrey D. Goldstein - brokerage account	817,109
Robert S. Goldstein Trust	780,966
Richard A. Goldstein Trust	676,024
I.G. Isle Partnership, L.P.	570,490
Jeffrey D. Goldstein 2008 Irrevocable Trust	540,000
Robert S. D. Goldstein 2008 Irrevocable Trust	540,000
Richard A. Goldstein 2008 Irrevocable Trust	540,000
Goldstein Family Foundation	75,000
Restricted Stock – Robert S. Goldstein	28,333
IRA Beneficiary Account – Spousal Participant	24,476
Restricted Stock – Jeffrey D. Goldstein	14,803
Joshua Millan	12,649
Nathan Millan	12,500
Restricted Stock – Richard A. Goldstein	8,268
16,241,486

Exhibit A — Charter Amendments

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
ISLE OF CAPRI CASINOS, INC.

Isle of Capri Casinos, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended so that Section 4.1 of Article 4 thereof shall be amended to read in its entirety as follows:

“4.1)  The aggregate number of shares the corporation has authority to issue shall be 65,000,000 shares, of which 60,000,000 shares of the par value $.01 shall be designated as “Common Stock,” 3,000,000 shares of the par value $.01 shall be designated as “Class B Common Stock,” 2,000,000 shares of the par value $.01 shall be designated as “Preferred Stock.””

RESOLVED, that the Certificate of Incorporation of the Corporation be amended so that the following Article 13 be added immediately after the existing Article 12:

“ARTICLE 13 — CERTAIN GOVERNANCE PROVISIONS

13.1.        Special Vote Requirement

(a)           The affirmative vote or consent of the holders of at least two-thirds of the voting power of the corporation, voting as a single class, shall be required for (i) the adoption of any agreement providing for the merger or consolidation of the corporation with or into any other corporation or entity, or similar transaction in which the shares of stock of the corporation are exchanged for or changed into other stock or securities, cash and/or other property, (ii) the adoption of any agreement providing for the sale or lease of all or substantially all of the assets or property of the corporation and its subsidiaries (taken as a whole), (iii) spin-off, split-up or extraordinary dividend to shareholders and (iv) the liquidation, dissolution or winding up of the corporation. Such affirmative vote or consent shall be in addition to the votes or consents of the holders of stock of the corporation otherwise required by law or any agreement between the corporation and any national securities exchange.

(b)           This Section 13.1, and the terms and conditions contained herein, shall, without any action of any person or entity, automatically expire and be null and void and of no further effect upon the first to occur of (i) (A) the Goldstein Family Group (as defined below) and/or (B) GFIL (as defined below) ceasing to hold common stock of the corporation representing at least 22.5% of the corporation’s outstanding common stock, not including any shares of Class B common stock or shares of common stock issued upon conversion of any preferred stock (provided, however, that if GFIL, or a similarly named limited liability company that is 100% owned and controlled as of the Article 13 Effective Time by the Goldstein Family Group (“GFIL”) has not been formed by the Goldstein Family Group as of the Article 13 Effective Time, subclause (B) of this clause (i) shall be null and void and the terms of this clause (i) shall be based solely on the ownership of the Goldstein Family Group) and (ii) the tenth anniversary of the Article 13 Effective Time (as defined below)(the time at which the first of the matters set forth in the foregoing clauses (i) and (ii) occurs is referred to herein as the “Supermajority Expiration Time”).

(c)           For purposes of this certificate of incorporation, “Goldstein Family Group” means (i) each of Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein, Joshua Millan and Nathan Millan (each, a “Goldstein Individual Stockholder”, and collectively, the “Goldstein Individual Stockholders”); (ii) each spouse, child or grandchild of such Goldstein Individual Stockholder or child or grandchild of such Goldstein Individual Stockholder’s spouse, and upon the death of such Goldstein Individual Stockholder, by the will or other instrument taking effect at the death of such Goldstein Individual Stockholder or by applicable laws of descent and distribution, such Goldstein Individual Stockholder’s estate, executors, administrators and personal representatives and then such Goldstein Individual Stockholder’s heirs, legatees or distributes, (iii) each trust created for the benefit of one or more of such Goldstein Individual Stockholders or the persons listed in clause (ii) above, including the Robert S. Goldstein 2008 Irrevocable Trust, and (iv) each corporation, limited partnership or limited liability company controlled by such Goldstein Individual Stockholder or one or more of the persons listed in clauses (i) and (ii) above, including the Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., I.G. Isle Partnership, L.P. and GFIL.  For purposes of this paragraph, a person adopted before the age of five shall be deemed to be the child or the grandchild of the adoptive parents or grandparents, as the case may be.

(d)           From the Article 13 Effective Time until the Supermajority Expiration Time, the corporation shall not amend, modify or repeal this Section 13.1 unless such amendment, modification or repeal is approved by the affirmative vote or consent of the holders of at least two-thirds of the voting power of the corporation, voting as a single class.

13.2         Classes of Directors

(a)           The Board of Directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III.  Each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors of the corporation.  Upon the filing with the Secretary of State of the Certificate of Amendment to this Certificate of Incorporation that provides for the inclusion of this Article 13 in this Certificate of Incorporation (the “Article 13 Effective Time”), the Board of Directors shall consist of the members appointed to the following classes:

Class I: Jeffrey D. Goldstein, Shaun R. Hayes, Lee S. Wielansky, John G. Brackenbury

Class II: Robert S. Goldstein, Gregory J. Kozicz, W. Randolph Baker

Class III: Richard A. Goldstein, Alan J. Glazer, James B. Perry

The terms of the initial Class I directors shall expire at the first annual meeting of shareholders to be held after the Article 13 Effective Time; the terms of the initial Class II directors shall expire at the second annual meeting of shareholders to be held after the Article 13 Effective Time; and the terms of the initial Class III directors shall expire at the third annual meeting of shareholders to be held after the Article 13 Effective Time.

(b)           At each annual meeting of shareholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term.

(c)           A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(d)           Any vacancy on the Board of Directors of the corporation may be filled by a majority of the Board of Directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor.

(e)           From the Article 13 Effective Time until the Supermajority Expiration Time, the corporation shall not amend, modify or repeal this Section 13.2 unless such amendment, modification or repeal is approved by the those members of the Goldstein Family Group who hold a majority of the total shares of common stock of the corporation held by the Goldstein Family Group.”

SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given their written consent to this amendment in accordance with the provisions of Section 228 of the DGCL.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this            day of           , 2010.

Isle of Capri Casinos, Inc., a Delaware corporation

By:
Name:
Title:

Exhibit B — By-Law Amendments

1.                                       The last sentence of Section 3.1 of the Company’s By-Laws shall be amended to read in its entirety as follows:

“A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.”

2.                                       Section 3.2 of the Company’s By-Laws shall be amended to read in its entirety as follows:

“Vacancies on Board of Directors.  Any vacancy on the Board of Directors of the corporation may be filled by a majority of the Board of Directors then in office and any director elected to fill such a vacancy shall have the same remaining term as that of his or her predecessor.”

Exhibit C — Stockholder Consent

WRITTEN CONSENT OF THE HOLDERS OF

A MAJORITY OF THE COMMON STOCK OF

ISLE OF CAPRI CASINOS, INC.

PURSUANT TO SECTION 228 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

June       , 2010

Pursuant to Section 228 of the General Corporation Law of the State of Delaware and Section 7.3 of the Bylaws of Isle of Capri Casinos, Inc., a Delaware corporation (the “Corporation”), Jeffrey D. Goldstein, Richard A. Goldstein, Robert S. Goldstein, Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., I.G. Isle Partnership, L.P., Robert S. Goldstein 2008 Irrevocable Trust, Joshua Millan and Nathan Millan, each of whom or which owns and has the power to vote on the date set forth above the number of shares of Common Stock of the Corporation set forth opposite his or its name on the signature pages below (as evidenced by the copies of brokerage account statements or stock certificates attached hereto as Exhibit A) and who or which collectively own and have the power to vote on the date set forth above [                            ] shares of Common Stock of the Corporation, do hereby consent to, with respect to all shares of Common Stock held by them as of the date hereof, the amendment of the Certificate of Incorporation of the Corporation in the form set forth as Exhibit B without a meeting.

THE ACTIONS TAKEN BY THIS CONSENT SHALL HAVE THE SAME FORCE AND EFFECT AS IF TAKEN AT ANY MEETING OF THE STOCKHOLDERS OF THE CORPORATION, DULY CALLED AND CONSTITUTED PURSUANT TO THE LAWS OF THE STATE OF DELAWARE.

This Action by Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Action by Written Consent as of the date below indicated.

Number of Shares of Common Stock

shares
Jeffrey D. Goldstein
Date:

shares
Richard A. Goldstein
Date:

shares
Robert S. Goldstein
Date:

shares	Goldstein Group, Inc., an Iowa corporation

By:
Name:
Title:
Date:

shares	B.I.J.R.R. Isle, Inc., a Missouri corporation

By:
Name:
Title:
Date:

Number of Shares of Common Stock

shares	B.I. Isle Partnership, L.P., a Missouri limited partnership

	By:	B.I.J.R.R. Isle, Inc., a Missouri corporation, its general partner
By:
Name:
Title:
Date:

shares	Rob Isle Partnership, L.P., a Missouri limited partnership

	By:	B.I.J.R.R. Isle, Inc., a Missouri corporation, its general partner

By:
Name:
Title:
Date:

shares	Rich Isle Partnership, L.P., a Missouri limited partnership

	By:	B.I.J.R.R. Isle, Inc., a Missouri corporation, its general partner

By:
Name:
Title:
Date:

shares	Jeff Isle Partnership, L.P., a Missouri limited partnership

	By:	B.I.J.R.R. Isle, Inc., a Missouri corporation, its general partner

By:
Name:
Title:
Date:

Number of Shares of Common Stock

shares	I.G. Isle Partnership, L.P., a Missouri limited partnership

	By:	B.I.J.R.R. Isle, Inc., a Missouri corporation, its general partner

By:
Name:
Title:
Date:

shares	Robert S. Goldstein 2008 Irrevocable Trust, a Missouri trust

By:
Name:
Title:
Date:

shares
Joshua Millan
Date:

shares
Nathan Millan
Date:

EXHIBIT A

Evidence of Common Stock Ownership

See attached.

EXHIBIT B

Certificate of Amendment to Certificate of Incorporation